FOR IMMEDIATE RELEASE            For more information contact:
December 19, 2013                    Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 48 cents per share payable on January 10, 2014, to shareholders of record at the close of business on January 7, 2014. This declaration increases the total dividend paid in 2013 to 96 cents per share, a 1.1% increase from 2012.

“Despite the challenges of a still-recovering economy, the Corporate delivered a strong financial performance in 2013, which allows us to increase cash dividends to our shareholders for the 25th consecutive year,” said Norman L. Lowery, CEO. “I’m particularly proud of the growth we achieved in 2013 with the addition of nine new First Financial Bank locations in seven communities in Illinois.”

First Financial Corporation is the holding company for First Financial Bank, N.A., with 73 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute, Inc.; and Forrest Sherer, Inc., a full service insurance agency.